                                  EXHIBIT 99.1


Report of Independent Certified Public Accountants


The Board of Directors and Stockholders of
  E2Enet, Inc.
Washington, DC


We have audited the accompanying balance sheets of E2Enet, Inc. (a development stage enterprise) as of December 31, 1999 and 1998, and the related statements of operations and cash flows for the year ended December 31, 1999, the period September 1, 1998 (inception) through December 31, 1998, and the period September 1, 1998 (inception) through December 31, 1999, and the statements of stockholders' equity (capital deficit) for each of the years (period) from September 1, 1998 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E2Enet, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period September 1, 1998 (inception) through December 31, 1998, and the period September 1, 1998 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.






                                                              BDO Seidman, LLP


Atlanta, Georgia
September 8, 2000, except for Note 12(b), which is as of November 2, 2000 and Note 12(c), which is as of November 7, 2000

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS


                                                                              December 31,
                                                                    -----------------------------
                                                                        1999               1998
                                                                    ------------         --------
Assets
Current assets:
   Cash                                                             $    243,477         $     --
   Prepaid expenses                                                        5,330               --
                                                                    ------------         --------

   Total current assets                                                  248,807               --

Investments in affiliates                                              9,840,920               --
Note and advances receivable                                           1,208,624               --
Fixed assets, net                                                         32,234            6,288
                                                                    ------------         --------

Total assets                                                        $ 11,330,585         $  6,288
                                                                    ============         ========

Liabilities and Stockholders' Equity (Capital Deficit)

Current liabilities:
   Accounts payable                                                 $  1,494,951         $     --
   Accrued expenses                                                      437,035           13,714
   Notes payable to stockholders                                       5,856,987           72,172
                                                                    ------------         --------

Total current liabilities                                              7,788,973           85,886
                                                                    ------------         --------

Commitments and contingencies

Stockholders' equity (capital deficit):
   Common stock; par value $.0l; 100,000,000 shares
     authorized; 4,358,669 shares issued and outstanding
     at December 31, 1999                                                 43,587               --
   Common stock subscription receivable                                   (4,325)              --
   Capital in excess of par value                                     43,861,286              100
   Deficit accumulated during development stage                      (40,358,936)         (79,698)
                                                                    ------------         --------

Total stockholders' equity (capital deficit)                           3,541,612          (79,598)
                                                                    ------------         --------

Total liabilities and stockholders' equity (capital deficit)        $ 11,330,585         $  6,288
                                                                    ============         ========

See accompanying summary of significant accounting policies and notes to financial statements.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS


                                                             Period               Period
                                                           September 1,         September 1,
                                                         1998 (inception)     1998 (inception)
                                       Year Ended            through              through
                                      December 31,         December 31,         December 31,
                                          1999                 1998                 1999
                                      ------------       ----------------     ----------------
Revenues                              $         --         $         --         $         --
                                      ------------         ------------         ------------

Operating expenses:
   General and administrative            3,063,763               79,698            3,143,461
   Stock compensation                   31,072,080                   --           31,072,080
                                      ------------         ------------         ------------
                                        34,135,843               79,698           34,215,541
                                      ------------         ------------         ------------

   Operating loss                      (34,135,843)             (79,698)         (34,215,541)

   Equity in loss of investees          (3,824,279)                  --           (3,824,279)
   Interest expense                     (2,319,116)                  --           (2,319,116)
                                      ------------         ------------         ------------

Loss before income taxes               (40,279,238)             (79,698)         (40,358,936)

Provision for income taxes                      --                   --                   --
                                      ------------         ------------         ------------

Net loss                              $(40,279,238)        $    (79,698)        $(40,358,936)
                                      ============         ============         ============

See accompanying summary of significant accounting policies and notes to financial statements.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

         STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)

         PERIOD SEPTEMBER 1, 1998 (INCEPTION) THROUGH DECEMBER 31, 1999


                                                  Member                                                Deficit
                                                 Interest/        Common                              Accumulated
                             Common stock        Capital in         Stock         Treasury Stock         During
                        ----------------------   Excess of      Subscription   -------------------    Development
                          Shares      Amount     Par Value       Receivable     Shares     Amount         Stage           Total
                        ---------   ----------   -----------    ------------   --------    -------    ------------    ------------

Balance, September 1,          --   $       --   $        --      $    --            --    $    --    $         --    $         --
   1998 (inception)

Sales of member
   Interests                   --           --           100           --            --         --              --             100

Net loss                       --           --            --           --            --         --         (79,698)        (79,698)
                        ---------   ----------   -----------      -------      --------    -------    ------------    ------------

Balance, December 31,          --           --           100           --            --         --         (79,698)        (79,598)
 1998

   Issuance of common
    stock upon
    incorporation       1,500,000       15,000            --           --            --         --              --          15,000

   Repurchase of
    common stock               --           --            --           --      (200,000)    (2,000)             --          (2,000)

   Convertible notes
    issued                                         2,641,374                                                             2,641,374

   Warrants issued in
    connection with
    convertible note
    agreement                  --           --     1,358,626           --            --         --              --       1,358,626

    Issuance of
     common stock
     for investments      466,669        4,667     8,660,030           --       200,000      2,000              --       8,666,697
    Issuance of
     common stock to
     employees,
     directors and
     others             2,392,000       23,920    31,077,212       (4,325)           --         --              --      31,096,807
    Imputed executive
     salaries                  --           --       123,944           --            --         --              --         123,944

    Net loss                   --           --            --           --            --         --     (40,279,238)    (40,279,238)
                        ---------   ----------   -----------      -------      --------    -------    ------------    ------------

Balance, December 31,
 1999                   4,358,669   $   43,587   $43,861,286      $(4,325)           --    $    --    $(40,358,936)   $  3,541,612
                        =========   ==========   ===========      =======      ========    =======    ============    ============

See accompanying summary of significant accounting policies and notes to financial statements.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS
             YEAR ENDED DECEMBER 31, 1999, PERIOD SEPTEMBER 1, 1998
                (INCEPTION) THROUGH DECEMBER 31, 1998, AND PERIOD
             SEPTEMBER 1, 1998 (INCEPTION) THROUGH DECEMBER 31, 1999

                                                                       Period September 1,     Period September 1,
                                                                        1998 (inception)        1998 (inception)
                                                       Year Ended           through                  through
                                                      December 31,        December 31,             December 31,
                                                          1999                1998                     1999
                                                      ------------     -------------------     -------------------
Operating activities:
   Net loss                                           $(40,279,238)          $(79,698)             $(40,358,936)
                                                      ------------           --------              ------------

Adjustments to reconcile net loss to net
 cash used in development stage activities:
     Stock compensation                                 31,072,080                 --                31,072,080
     Equity in loss of investees                         3,824,279                 --                 3,824,279
     Interest accretion on convertible notes and
       warrants                                          2,053,350                 --                 2,053,350
     Imputed executive salaries                            123,944                 --                   123,944
     Depreciation and amortization                           6,759                370                     7,129
     Changes in assets and liabilities:
       Increase in prepaid expenses                         (5,330)                --                    (5,330)
       Increase in accounts payable and
         accrued expenses                                1,579,734             13,714                 1,593,448
                                                      ------------           --------              ------------

       Total adjustments                                38,654,816             14,084                38,668,900
                                                      ------------           --------              ------------

Net cash used in development stage activities           (1,624,422)           (65,614)               (1,690,036)
                                                      ------------           --------              ------------

Investing activities:
   Cash paid for investments                            (5,005,169)                --                (5,005,169)
   Cash advanced on note receivable                       (747,500)                --                  (747,500)
   Cash paid for deferred acquisition costs               (117,454)                --                  (117,454)
   Purchases of fixed assets                               (32,705)            (6,658)                  (39,363)
                                                      ------------           --------              ------------

Net cash used in investing activities                   (5,902,828)            (6,658)               (5,909,486)
                                                      ------------           --------              ------------

Financing activities:
   Sale of member interests                                     --                100                       100
   Issuance of common stock                                 39,262                 --                    39,262
   Issuance of convertible notes payable                 2,641,374                 --                 2,641,374
   Issuance of stock purchase warrants                   1,358,626                 --                 1,358,626
   Borrowings from stockholder                           3,731,465             72,172                 3,803,637
                                                      ------------           --------              ------------

Net cash provided by financing activities                7,770,727             72,272                 7,842,999
                                                      ------------           --------              ------------

Net increase in cash                                       243,477                 --                   243,477
Cash, beginning of period                                       --                 --                        --
                                                      ------------           --------              ------------
Cash, end of period                                   $    243,477           $     --              $    243,477
                                                      ============           ========              ============

Supplemental cash flow information:
   Issuance of common stock for
     subscription receivable                          $      4,325           $     --              $      4,325
                                                      ============           ========              ============

   Accrued deferred acquisition costs                 $    343,670           $     --              $    343,670
                                                      ============           ========              ============

   Issuance of common stock for investments           $  8,655,363           $     --              $  8,655,363
                                                      ============           ========              ============

See accompanying summary of significant accounting policies and notes to financial statements.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


1.       Business and Organization

E2Enet, Inc., a Delaware corporation (the "Company"), was incorporated on February 9, 1999. The Company is building a platform of technologies, applications and services that it believes to be common components of many Internet businesses. The Company is designing this platform so that many of the components can be customized for the business to business, or B2B, and business to consumer, or B2C, Internet-related market sectors. As part of the effort to develop this platform, the Company has invested in certain Internet-related businesses.

The Company intends to generate revenue by licensing its platform or component parts to the investee businesses, and to Internet organizations including traditional businesses that desire to develop a means to conduct business on the Internet. No revenues have been generated since the inception of the Company. To date, the Company has primarily focused on creating infrastructure and raising capital. Accordingly, the Company's financial statements are presented in accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. As a development stage enterprise, the Company has relied on stockholder loans and capital contributions as its primary sources of cash since inception.

Ironbound Partners LLC ("Ironbound"), a limited liability company formed pursuant to and in accordance with the laws of the State of Delaware, was formed in September 1998. Ironbound did not generate any revenue from operations. On May 14, 1999, Ironbound was merged with the Company and ceased to exist. For the period from September 1, 1998 through December 31, 1998, Ironbound incurred a loss of $79,698. For the period January 1, 1999 through May 14, 1999, Ironbound incurred a loss of $248,652. Expenses incurred through May 14, 1999 were solely for the establishment of Ironbound and costs in connection with the analysis of the potential initial investments of the Company.

Prior to and at the time of the merger on May 14, 1999, the voting rights of the Company and Ironbound were both 100% under common control through direct ownership or irrevocable unilateral proxy by the founder and sole member of Ironbound and founder and majority stockholder of the Company (collectively, the "Founder"). See further discussion regarding the Company's structure in Note 8.

During 1999 the Company filed a Form S-1 registration statement with the Securities and Exchange Commission seeking to register certain of the Company's common stock. This registration statement was subsequently withdrawn by the Company. Effective April 12, 2000, the shareholders of the Company sold all of their outstanding shares of stock to U.S. Technologies Inc. ("USXX") (see Note
12)

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


2.       Summary of Significant Accounting Policies

Use of Estimates

The financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Accounting for Investments

The various investments that the Company acquires are accounted for under three broad methods: the consolidation, equity and cost methods. The accounting method applied is generally determined based on the Company's voting interest in the investee, the degree of influence exercised over the investee's operations, and the level of control over key management positions.

         Consolidation

         Entities in which the Company owns more than 50% of the outstanding voting securities are generally accounted for under the consolidation method of accounting. Under this method, the subsidiary company's results are reflected within the Company's financial statements. All significant intercompany accounts and transactions are eliminated. Participation of other stockholders in the earnings or losses of the consolidated subsidiary is reflected as minority interest such that the Company's results of operations reflect only the Company's share of such earnings or losses. The Company has no consolidated subsidiaries as of December 31, 1999 or in the periods presented herein.

         Equity Method

         Investee companies over which the Company exercises significant influence are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to the investee company depends on several factors, including but not limited to: an ownership interest level of 20% to 50% in the voting securities of the investee, active participation on the investee's board of directors, approval of the investee's operating and budgetary decisions, and other ownership rights which allow the Company to exercise significant control over the investee. Under the equity method of accounting, an investee's results of operations are not reflected within the Company's consolidated accounts, however, the Company's share of the earnings or losses of the investee is reflected in the caption "equity in loss of investees" in the statement of operations. If the Company's equity investment represents the sole financing source for the respective investee, the Company reflects 100% of the investee company's loss in its statement of operations.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


         The amount by which the Company's carrying value at the time of the initial purchase of the investment exceeds its share of the underlying net assets of investments accounted for under the equity method of accounting is amortized on a straight-line basis over the estimated useful life of the underlying assets or investments, generally three years. Amortization is reflected as an adjustment of the Company's share of the investee's earnings or losses.

         Cost Method

         Investments not accounted for under the consolidation or equity methods of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of the investee is not included in the statement of operations. However, cost method impairment charges are recognized in the statement of operations if circumstances indicate a permanent impairment.

         The Company records its ownership interest in equity securities of investments accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests would be classified as available-for-sale securities or some other classification in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company used the cost method for certain of its investments and had no available-for-sale investments at December 31, 1999. All investments are stated at the lower of cost or net realizable value.

         The Company continually evaluates investments for indications of impairment based on the fair value of each investment relative to cost, financial condition, near-term prospects of the investment and other relative factors.

Cash and Cash Equivalents

Highly liquid investments with maturities of three months or less at the date of purchase are considered cash equivalents.

Supplemental Cashflow Information

There were no cash payments for interest or taxes during the periods ended December 31, 1999 or 1998.

During the year ended December 31, 1999, significant non-cash investing activities included issuances of the Company's common stock as the consideration for investments by the Company. Such amounts have been disclosed in the statements of cash flows and changes in stockholders' equity (capital deficit).

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


Fixed Assets

Fixed assets consist of office computers, office equipment and furniture and fixtures, and are stated at cost less accumulated depreciation. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets over a three year period. The Company recognizes gains or losses on the sale or disposal of fixed assets in the period of disposal. Long-lived assets held and utilized by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of such assets may not be recoverable.

Organization Costs

The Company accounts for organization costs under the provisions of Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, which requires that all organization costs be expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of the period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the expected realizable amount. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, Accounting for Stock- Based Compensation ("SFAS 123"), permits entities to choose between a fair value based method of accounting for employee stock options and similar equity instruments and the intrinsic value based method of accounting prescribed under Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to apply the intrinsic value based method of APB 25 in accounting for its employee stock-based compensation programs and will disclose the pro forma net income as if the fair value method had been applied. All non-employee stock-based compensation plans are accounted for under the fair value based method in accordance with SFAS 123. At December 31, 1999, the Company has issued no such equity instruments.

Recent Accounting Pronouncements

Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging. In July 1999, Statement of Financial Accounting Standards No. 137, Accounting for

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


Derivative Instruments and Hedging Activities--Deferral of the Effective Date of Financial Accounting Standards Board Statement No. 133 ("SFAS 137"), was issued. SFAS 137 deferred the effective date of SFAS 133 from fiscal years beginning after June 15, 1999 to all fiscal years beginning after June 15, 2000. Currently the Company has no derivative instruments thus the adoption of SFAS 133 would have no impact on the Company's financial condition or results of operations.

The Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25 (the "Interpretation") which is effective July 1, 2000. The Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation are not expected to have a significant impact on the Company's financial statements.

3.       Investments in Affiliates

The Company acquired interests in six companies during the year ended December 31, 1999. Certain of these interests are preferred stock investments which convert to common stock at the option of the Company and no later than the investee's IPO. The investments, all of which are development stage enterprises, include in the following companies:

- bluemercury, Inc.--is developing a web site focusing on offering a broad range of women's cosmetic products and accessories.

- Blue Rock, Inc.--is developing an electronic commerce web site focused on unique gift selection and related services.

- Hooey, Inc.--is developing an electronic commerce community focused on hand-made products.

- Urban Box Office Network, Inc. --is developing an online web-site for consumers of urban culture, information, entertainment and products. On November 2, 2000, Urban Box Office filed for bankruptcy protection (See
         Note 12(b)).

- VIPRO Corporation ("Vipro") --is an Internet surety company, which provides repair guarantees against viruses that harm computers. Vipro has e-commerce relationships with a leading Internet utility company, a credit card association, one of the largest warranty claims administrators in the world and over 170 Internet service providers.

- MEI Software Systems, Inc. ("MEI") --provides customized software systems to manage the databases of trade associations, professional associations, fund-raising organizations and chambers of commerce.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


The significant terms of these agreements are summarized below:

                                                                                           Fair Value of
                                                                                           E2Enet Common
                                         Initial                            Additional      Stock Issued       Ownership
                                        Investment            Cash             Cash              to           Interest at
           Company Name                    Date             Invested        Committed         Sellers           12/31/99
           ------------               --------------        --------        ---------     ---------------     ----------
*bluemercury, Inc.                 May 14, 1999            $     532,533    $    500,000     $   2,165,004         27.83%
*Blue Rock, Inc.                   May 14, 1999                1,267,330              --         1,732,009         35.91%
*Hooey, Inc.                       May 14, 1999                  643,504         637,500         2,165,004         20.49%
*Urban Box Office
    Network, Inc.                  May 14, 1999                1,033,232              --         2,598,013          7.40%
**VIPRO, Inc.                      October 7, 1999               320,673         650,000                --          4.25%
**MEI Software Systems, Inc.       September 16, 1999          1,207,897              --                --          4.37%
                                                           -------------    ------------     -------------

                                                           $   5,005,169    $  1,787,500     $   8,660,030
                                                           =============    ============     =============

* equity method
** cost method

These amounts are included in the accompanying balance sheet as of December 31, 1999 as follows:


Cash invested                                                                                    $        5,005,169
Fair value of E2Enet stock sold                                                                           8,660,030
Equity in loss of investees                                                                                (922,822)
Amortization of carrying value of investment
   in excess of underlying equity in net assets                                                          (1,768,166)
Blue Rock, Inc. impairment loss                                                                          (1,133,291)
                                                                                                 ------------------
                                                                                                 $        9,840,920
                                                                                                 ==================

Cash invested represents the initial cash paid as well as other direct costs incurred by the Company for these transactions. The direct costs of the investments totaled $217,669 as of December 31, 1999. Additional cash committed is to be provided at the request of the investee or upon IPO of the Company. In addition to the cash invested, the Company also sold common shares to owners of certain investee companies at $0.01 per share. The fair value of the Company's stock at the time of the sales was approximately $8.7 million as determined by the anticipated IPO price of the shares. The difference between the fair value of the stock sold and the price paid by the owners of the investee companies has been recognized in the basis of each investment.

Equity losses reduced the carrying value of the equity method investments by $922,822 during the year ended December 31, 1999.

In connection with the purchase of the above interest in Blue Rock, Inc., one of the founders of E2E entered into a put agreement with the two principal shareholders of Blue Rock, Inc. This put agreement allows the shareholders to, under certain circumstances, require the Founder to repurchase the Company shares acquired in connection with this transaction for $15 per share. The fair value of this put agreement is approximately $50,000 and is immaterial to the

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


Company's financial statements taken as a whole. In connection with USXX's acquisition of the Company, USXX agreed to assume the founder's liability under this put agreement. The two put holders have not consented to the assignment. Subsequent to year-end the holders of the put exercised their right to put their shares of the Series B Preferred Stock (approximately 53 shares of Series B Preferred Stock each, which shares were received in exchanged for their shares of E2E common stock in connection with USXX's acquisition of the Company) to the founder.

At December 31, 1999 the Company's carrying value in investments accounted for under the equity method exceeded its share of the underlying equity in the net assets of such companies by approximately $3,802,000. This goodwill is being amortized over a three-year period. Amortization expense of $1,768,944 is included in "equity loss of investees" in the accompanying statement of operations for the year ended December 31, 1999.

The following summarized unaudited financial information for investments accounted for under the equity method of accounting, excluding Blue Rock, Inc., which was disposed on February 4, 2000, has been presented based upon the financial statements of the respective investees at December 31, 1999:

Balance sheets:
Current assets                                                  $          413,872
Non-current assets                                                       2,790,305
                                                                ------------------

Total assets                                                    $        3,204,177
                                                                ==================

Current liabilities                                             $        1,761,997
Non-current liabilities                                                  1,259,925
Stockholders' equity                                                       182,255
                                                                ------------------

Total liabilities and stockholders' equity                      $        3,204,177
                                                                ==================

Results of operations:
Revenue                                                         $            7,412
                                                                ==================

Net loss                                                        $        4,947,589
                                                                ==================

On February 4, 2000, the Company sold its investment in Blue Rock, Inc. to third parties for $1,250,000. Management has recorded an impairment loss of $1,133,291 at December 31, 1999 as a result of the subsequent sale at a reduced price.

Subsequent to year-end USXX restructured some of E2E's investments in its investee companies and provided additional working capital through E2E to stimulate further growth and expansion. Upon this restructuring, E2E's investment in Buyline.net, Inc. ("Buyline") (See Note 4) was increased so that Buyline became a majority owned subsidiary of USXX. On April 26, 2000, USXX completed its acquisition of 20,700,005 shares of Buyline's common stock. Also, USXX issued 23,080 shares of common stock to one of the founders of Buyline in exchange for 634,699 shares of Buyline common stock. The Buyline Purchase Agreement provided for (1) the conversion to Buyline's common stock of E2E's existing loans to Buyline (including accrued interest), (2) acknowledgment of the in-kind services previously rendered by E2E, and (3)

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


approximately $1,000,000 additional cash invested by USXX through E2E. As a result of this transaction USXX, through E2E, became the controlling shareholder of Buyline, and began designating and supervising the Buyline management team.

On April 12, 2000, USXX closed an agreement with Promisemark Corporation, formerly known as Vipro Corporation, to invest through E2E an additional $1,000,000 in exchange for Promisemark Series B Convertible Preferred stock.

4.       Note and Advances Receivable

The Company advanced $747,500 to Buyline.net, Inc. ("Buyline") on an unsecured, convertible, non-interest bearing note receivable under the terms of a stock purchase agreement dated August 10, 1999 that was canceled, pursuant to the terms of such stock purchase agreement, as a result of the withdrawal of the Company's IPO. (See Note 1.) In contemplation of the agreement the Company also paid $461,124 of legal and consulting fees on behalf of Buyline. These costs are included in note and advances receivable at December 31, 1999. On April 26, 2000 the note was converted into additional shares of Buyline common stock as described more fully in Note 3.

5.       Fixed Assets

Fixed assets consist of the following:

                                                                  December 31,
                                                           -------------------------------
                                                               1999              1998
                                                           ------------      -------------
Computer equipment                                          $     33,930      $      6,658
Office equipment                                                   4,950                --
Furniture and fixtures                                               483                --
                                                            ------------      ------------
                                                                  39,363             6,658
Less: accumulated depreciation                                    (7,129)             (370)
                                                            ------------      ------------

Fixed assets, net                                           $     32,234      $      6,288
                                                            ============      ============

Depreciation expense was $6,759 and $370 for the year ended December 31, 1999, and the period September 1, 1998 (inception) through December 31, 1998, respectively.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


6.       Notes Payable to Stockholders

Notes payable to stockholders includes advances to the Company from the Founder under a promissory note dated December 23, 1998. The note bears interest at the prime rate (8.5% at December 31, 1999) and is payable on December 31, 2000 or upon demand. On May 7, 1999 the note was amended to allow advances of up to $10 million in order to help the Company meet its working capital needs and to provide funding for investments in development stage enterprises. Borrowings under the promissory note were $3,803,687 and $72,172, as of December 31, 1999 and 1998, respectively. No interest was paid during the period from inception through December 31, 1999, and accrued interest was approximately $266,000 at December 31, 1999. The note is secured by certain securities of the Company's investees.

On September 10, 1999, the Company issued Convertible Secured Notes (the "Notes") with warrants to purchase 400,000 shares of common stock for $4 million to Northwood Ventures LLC and Northwood Capital Partners LLC that bear interest at the prime rate and mature on the earlier of (a) five days after the IPO or
(b) December 31, 2000. The Notes contained a beneficial conversion feature, the fair value of which was $2,641,374 at the time of issuance. The warrants may be exercised for a term that is the lesser of seven years from the closing of the Note agreements or five years from the completion of the Company's IPO. The fair value of the warrants were $1,358,626 at the time of issuance. These amounts are being accreted over the period from the date of issuance through March 31, 2000 (the earliest fixed date that the notes may be converted). Interest expense of $2,053,350 was recognized during 1999 as a result of this accretion. In connection with the merger with USXX, the Notes and the warrants were converted to equity.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


7.       Stockholders' Equity

The Company's authorized common stock consists of 100,000,000 shares, par value $.01 per share. The holders of common stock are entitled to one vote per share and are entitled to dividends as declared. Future dividends may be restricted by the inability of the Company to liquidate ownership interests in investees to fund cash distributions.

The Company has the right to establish one or more classes or series of preferred stock. The holders of the preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or dilution as established by the Board of Directors. No preferred stock shares were authorized or issued at December 31, 1999.

Common Stock

On September 1, 1998, the Founder invested $100 for 100% of the member interest in Ironbound.

For presentation purposes, all such Ironbound ownership interests are presented as capital in excess of par value of the Company. On February 9, 1999, the Founder of the Company invested $15,000 for 100 shares of common stock; subsequently, in May 1999, the Company authorized a 15,000-to-1 stock split. The effect of the stock split was recorded retroactively to the date of incorporation. On May 7, 1999, the Company repurchased 200,000 shares from the stockholder at the original issuance price. On May 14, 1999, all Ironbound units were converted to common stock of the Company.

During May 1999, the Company sold 2,392,000 shares of the Company's common stock to certain employees, directors and other individuals at $.01 per share for gross proceeds of $23,920 and a stock subscription receivable of $4,325. Although these shares are voting shares, the stockholders have assigned their respective unilateral, irrevocable proxy rights to the Founder. The Company has recorded compensation expense of $31,072,080 for the difference between the purchase price and the fair value of the stock on the date of issuance.

In connection with the four investment agreements executed on May 14, 1999, the Company issued 666,669 shares of $.01 par common stock at a purchase price of $.01 per share. The fair value of these shares was $8,660,030. The difference between fair value of the shares and the price paid has been included in the basis of each investment.

8.       Imputed Executive Salaries

The Company's management team did not receive salaries for the period from May 14, 1999 (date of employment agreements) through June 30, 1999. These individuals will be compensated at the earlier of an initial public offering of the Company or upon approval of the Board of Directors. In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 79, the Company has measured the value of compensation at $123,944 (based upon total future annual compensation as provided in each individual's employment agreement) and has recognized the related compensation expense and capital contribution in the accompanying statements of operations and changes in stockholders' equity (capital deficit).

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


9.       Income Taxes

From the period of September 1, 1998 (date of inception) through May 14, 1999, Ironbound reflected no provision for income taxes. As a limited liability corporation, Ironbound's owner elected to be taxed as a partnership under the Internal Revenue Code. As a result, taxable income or losses accrued to the individual member.

Effective May 14, 1999, the Founder of the Company merged the two companies resulting in the termination of Ironbound's legal existence and the Company's assumption of all of its assets and liabilities.

The provision for income taxes (benefits) for the period from May 14, 1999 through December 31, 1999 is comprised of the following:

Deferred:
   Federal                                                          $     (3,484,000)
   State                                                                    (615,000)
                                                                    ----------------

Total deferred tax provision (benefits)                                   (4,099,000)

Less valuation allowance                                                   4,099,000
                                                                    ----------------

Total income tax provision                                          $             --
                                                                    ================

Deferred tax assets consist of the following:

Deferred tax assets:
   Net operating loss carryforward                                  $      1,606,000
   Equity in net loss before taxes of investees                            1,161,000
   Imputed interest on notes payable                                       1,332,000
                                                                    ----------------

Total deferred tax assets before valuation allowance                       4,099,000

Less valuation allowance                                                  (4,099,000)
                                                                    ----------------

Deferred tax assets                                                 $             --
                                                                    ================

Had the results of Ironbound been included in the provision above, the tax asset would have been increased by approximately $125,000 and $30,000 at December 31, 1999 and 1998, respectively, and would have been offset with an equal valuation allowance, resulting in no change to the income tax provision or deferred tax assets of the Company.

Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of the Company's assets. The temporary differences that give rise to the deferred tax assets are the Company's net operating losses since the merger and equity in net losses of investees before taxes. At current statutory rates, the net operating loss carryforward tax asset at December 31, 1999 will offset approximately $4,000,000 in taxable income and will expire in 2019.

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


Gross deferred tax assets at December 31, 1999, prior to valuation allowances, are $4,099,000. Valuation allowances of $4,099,000 were provided against the net deferred tax asset due to the uncertainty of realizing the benefit of these assets.

No income taxes were paid from May 14, 1999 (date of merger) to December 31, 1999.

A reconciliation between the statutory federal income tax rate and the effective rate of income tax expense follows:

                                                                  Period May 14, 1999 through
                                                                       December 31, 1999
                                                                       -----------------

Statutory federal income tax rate                                                    (34)%
State income taxes                                                                    (6)
Stock compensation                                                                    30
Change in valuation allowance                                                          9
Other                                                                                  1
                                                                           -------------

                                                                                       0%
                                                                           =============

10.      Commitments and Contingencies

Leases

The Company leases certain buildings for use in its operations under noncancelable operating lease agreements. Certain of the leases contain renewal clauses and require the payment of common area maintenance charges. Rent expense was $139,000 and $2,000 for the year ended December 31, 1999 and the period September 1, 1998 (inception) through December 31, 1998, respectively.

The future minimum payments under non-cancelable operating leases at December 31, 1999 are as follows:


             2000                                               $       246,000
             2001                                                       246,000
             2002                                                       248,000
             2003                                                       263,000
             2004                                                       263,000
             Thereafter                                               1,314,000
                                                                ---------------

             Total                                              $     2,580,000
                                                                ===============

                                  E2ENET, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


Investment Company Act of 1940

Because many of the Company's investments are not in majority-owned subsidiaries, changes in the value of the Company's interests and the income or losses attributable to the investees could result in the requirement for the Company to register under the Investment Company Act of 1940. Should such changes occur, the Company believes it can take steps that would result in it being unnecessary to register under the Investment Company Act. It is anticipated that such changes would not adversely affect its operations or stockholder value.

11.      Subsequent Events

(a)      Merger of the Company with a subsidiary of USXX.

On April 12, 2000, the Company merged with U.S. Technologies Acquisition Sub, Inc. ("Newco"), a wholly owned subsidiary of USXX, with Newco being the surviving corporation and the name of the surviving corporation by virtue of the merger being E2Enet, Inc. The merger was consummated through the exchange of 112,000 shares of USXX Series B Mandatorily Convertible Preferred Stock ("Series B Stock") for all of the Company's outstanding common stock. The Series B Stock shares are convertible following the USXX charter amendment into 56,000,000 shares of USXX common stock.

(b)      Bankruptcy Filing of Urban Box Office Network, Inc.

On November 2, 2000, Urban Box Office ("UBO") announced that it was filing bankruptcy due to the withdrawal of a significant funding offer from an investor. E2E holds an approximately 3.4% ownership interest in UBO. The carrying value of E2E's investment in UBO is approximately $2.4 million, of which approximately $1.0 million was a cash investment and the balance represented common stock of E2E issued to UBO or its founders, which was converted to shares of USXX Series B Preferred when USXX acquired E2E in April 2000.

(c)      Sale of Interest in MEI

On November 7, 2000, Gomembers.com purchased MEI Software Systems, Inc ("MEI"). E2E had approximately a 3.9% interest in MEI and will have a 0.48% interest in Gomembers.com. The carrying value of E2E's investment in MEI was approximately $1.2 million, which was a cash investment. As of the date of this report, E2E has not determined the value of its 0.48% interest in Gomembers.com.